Exhibit 23.1

Morrill & Associates, LLC

Certified Public Accountants

1448 North 2000 West, Suite 3

Clinton, Utah 84015

801-820-6233 Phone; 801-820-6628 Fax

September 23, 2014

The Board of Directors

Vican Resources, Inc.:

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated April 8, 2013, with respect to the financial statements as of December 31, 2012 and the related statements of operations, stockholders’ deficit and cash flows Vican Resources, Inc. to be included in the Registration Statement on Form S-1 of Vican Resources, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Sincerely,

/s/ Morrill & Associates

Morrill & Associates